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                                                                Exhibit 23(e)



                          FINANCIAL ADVISORS CONSENT



        We consent to the use in this Registration Statement of Applied Industrial Technologies, Inc. on Form S-4 of our opinion dated April 29, 1997 appearing in the Prospectus, which is part of this Registration Statement and to Oppenheimer & Co., Inc. being named in the prospectus under the heading "THE MERGER -- Opinion of Invetech's Financial Advisor."




                                                OPPENHEIMER & CO., INC.

                                                By:  /s/ Rick White
                                                     ------------------------

                                                Its: /s/ Managing Director
                                                     ------------------------
                                                New York, New York
                                                July 22, 1997